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                                                                   Exhibit 10.30


                          SECURITIES PURCHASE AGREEMENT


                  THIS SECURITIES PURCHASE AGREEMENT, dated as of September 21, 2000, is entered into by and between MOBILE P.E.T. SYSTEMS, INC., a Delaware corporation, with headquarters located at 2240 Shelter Island Drive, San Diego, CA 92106, (the "Company"), and York, LLC, a Cayman Islands limited liability company (the "Buyer").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, INTER ALIA, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act;

                  WHEREAS, in consideration of the foregoing, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 8% Cumulative Convertible Redeemable Preferred Stock, Series B, $50,000 liquidation value per share (the "Preferred Stock"), of the Company which will be convertible into shares of Common Stock, par value $0.0001 per share, of the Company (the "Common Stock"), together with the Common Stock Purchase Warrants described herein, upon the terms and subject to the conditions of such Preferred Stock, and subject to acceptance of this Agreement by the Company;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a. PURCHASE; CERTAIN DEFINITIONS. (i) The Buyer hereby agrees to purchase from the Company 30 shares of the Preferred Stock at a price per share of $50,000, for an aggregate purchase price of $1,500,000 (the "Purchase Price") for all 30 shares, and having the terms and conditions set forth in the Certificate of Designation, attached hereto as ANNEX I (the "Certificate of Designation"). The Preferred Stock shall be purchased in two tranches. The closing of the first tranche ("Tranche I") of twenty (20) shares of the Preferred Stock for $1,000,000 (the "Tranche I Preferred") shall, subject to the terms and conditions hereof, be funded $500,000 upon the Closing Date (as defined below) and thereafter as the parties have agreed. The funding of the second tranche ("Tranche II") consisting of ten (10) shares of the Preferred Stock for $500,000 (the "Tranche II Preferred") shall be subject to the terms and conditions of Section 4.g. hereof. The Purchase Price shall be payable in United States Dollars.

                           (ii) As used herein, the term "Preferred Stock" includes all Series B preferred shares, if any, issued as dividends thereon, unless the context otherwise requires.


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                           (iii) As used herein, the term "Securities" means the
         Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

                  b. FORM OF PAYMENT. Except as set forth in the last sentence of this paragraph, the Buyer shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions"). No later than the Closing Date (as defined below), the Company shall deliver one or more certificates representing the Preferred Stock duly executed on behalf of the Company (collectively, the "Certificate") to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full. Notwithstanding anything to the contrary in this Agreement or the Joint Escrow Instructions, the Company hereby acknowledges that on September 5, 2000, it received $500,000 from the Buyer towards the Tranche I purchase of the Preferred Stock and that on September 15, 2000, it received in additional $485,000 from the Buyer towards the Tranche I purchase of the Preferred Stock. Accordingly, in connection with the funding of Tranche I the aggregate funds Buyer shall be obligated to wire to the Escrow Agent shall equal $15,000, to be disbursed pursuant the Joint Escrow Instructions.

                  c. METHOD OF PAYMENT. Except as set forth in paragraph 1b above, payment into escrow of the Purchase Price for the Preferred Stock shall be made by wire transfer of funds as instructed in the Joint Escrow Instructions. Not later than 1:00 p.m., PST time, on the date which is one (1) New York Stock Exchange trading day after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Preferred Stock, less any amounts thereof paid directly to the Buyer as set forth in the preceding paragraph, in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment shall allow the Company to cancel this Agreement.

                  d. ESCROW PROPERTY. The Purchase Price and the Certificate delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting Buyer's right to sell the Common Stock pursuant to the


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Registration Statement (as that term is defined in the Registration Rights
Agreement defined below), the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment, and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

                  c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  d. The Buyer understands that the Preferred Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

                  e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including ANNEX V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's annual report on Form 10-KSB for the year ending December 31, 1999, and all other statements, reports and other documents filed by the Company with the SEC and publicly available on EDGAR (the "SEC Reports");

                  f. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.


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


                  h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  i. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except with respect to an automatic conversion of the Preferred Stock as provided in the Certificate of Designations) shall any Buyer be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by such Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by such Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Any issuance by the Company to the Buyer in excess of the limit contained in this Paragraph 3.i. shall be null and void, AB INITIO, and upon notice of such invalid issuance, the Company shall correct its books and cause its transfer agent's books to be corrected forthwith to reflect that the Buyer's ownership of Common Stock is within the limit set forth herein. Buyer shall immediately deliver any certificates for invalidly issued Common Stock to the Company's transfer agent. The Company further agrees to (i) immediately reissue certificates for Common Stock to the extent that a portion of the Common Stock represented by said certificates have been validly issued and (ii) immediately reissue all or a portion of those shares which were deemed invalidly issued (at a price set forth in the original conversion notices applicable to such shares) upon notice from the Buyer that the reissuance of such shares would not cause such Buyer to have a beneficial ownership interest in excess of 4.99%. The Company hereby indemnifies and holds each holder free and harmless from and against any and all liabilities, losses, costs and expenses, including, without limitation, attorneys' fees and costs (collectively "Liabilities") arising from or relating to claims made by any third parties with respect to any and all purported violations by each holder under Sections 13(d) and/or 16 resulting from a conversion(s) of the Preferred Stock, unless such claim arises from such holder's default of its obligations hereunder, or representations or warranties contained herein. The foregoing indemnity shall exclude Liabilities incurred by any holder in connection with any violation of Sections 13(d) and/or 16 to the extent arising from or are related to such holder's beneficial ownership of shares of Common Stock (i) which are not acquired by conversion of Preferred Stock, or (ii) deemed beneficially owned through the ownership of the unconverted shares of the Preferred Stock.

                  j. Buyer represents that it neither is nor will be obligated for any finders' fee or commission nor is it aware of any such fee or commission payable in connection with this transaction other than as set forth on the Joint Escrow Instructions (attached hereto as Annex II). Buyer agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Buyer or any of its officers, partners, employees, or representatives is responsible. Buyer represents and warrants that neither the Company, nor any persons or entities representing or purporting to represent the Company have made any representation or warranty which is not contained expressly in this Agreement or any other agreements referred to herein.

                  3. COMPANY REPRESENTATIONS, ETC.

                  The Company represents and warrants and hereby covenants and agrees with Buyer that:

                  a. CONCERNING THE PREFERRED STOCK AND THE SHARES. The Preferred Stock has been duly authorized and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability for the obligations of the Company by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

                  b. REPORTING COMPANY STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on the OTC Bulletin Board. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

                  c. AUTHORIZED SHARES. The Company has at August 31, 2000, 14,994,658 shares of Common Stock outstanding, and has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock and the preferred stock purchased by Buyer pursuant to the March Purchase Agreement, as defined in Section 4.g. hereof (assuming all future conversions occurred are based upon an average 5-day closing bid of the Common Stock, as reported by Bloomberg, LP which was one-half (1/2) of the closing bid price of the Common Stock on the Closing Date [the "Closing Date Bid"]) and exercise of the Warrants (as defined in Section 4.j.), and the warrants issued in connection with the March Purchase Agreement, at the Closing Date Bid. The Common Stock has been duly authorized and, when issued upon conversion of the Preferred Stock in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  d. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as ANNEX IV (the "Registration Rights Agreement"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Preferred Stock, and the Registration Rights Agreement, when executed and delivered by or on behalf of the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) except as disclosed in ANNEX V, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock (except as herein set forth), (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) any listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

                  f. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  g. SEC FILINGS. None of the Company's SEC Reports contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading, except as corrected by an amended filing made prior to the date hereof. Except as set forth on ANNEX V hereto, the Company has since October, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC.

                  h. ABSENCE OF CERTAIN CHANGES. Since March 31, 2000, there has been no material adverse change in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in ANNEX V or in the Company's SEC Reports. Since March 31, 2000, the Company has not (i) incurred


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or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Reports), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

                  j. ABSENCE OF LITIGATION. Except as set forth in ANNEX V hereto, and in the Company's SEC Reports, which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition. results of operation or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

                  k. ABSENCE OF EVENTS OF DEFAULT. Except as set forth in ANNEX V hereto, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

                   l. PRIOR ISSUES. Except as set forth in ANNEX V, during the twelve (12) months preceding the date hereof, the Company has not issued any Common Stock or convertible securities in capital transactions which have not been fully disclosed in the Company's filings with the SEC.


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Except as set forth in ANNEX V, all such issuances (except for issuances to
Buyer) have been fully converted into shares of common stock and there are no outstanding unconverted debt or convertible securities from those transactions.

                  m. NO UNDISCLOSED LIABILITIES OR EVENTS. Except as set forth in ANNEX V, the Company has no liabilities or obligations other than those disclosed in the Company's SEC Reports or those incurred in the ordinary course of the Company's business since March 31, 2000, and which, individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

                  n. NO DEFAULT. Except as disclosed in ANNEX V, hereto, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                  o. NO INTEGRATED OFFERING. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  p. DILUTION. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded that, in its good faith business judgment, such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                  q. ACKNOWLEDGMENT BY COMPANY. Company represents and warrants that neither the Buyer, nor any persons or entities representing or purporting to represent the Buyer have made any representation or warranty which is not contained expressly in this Agreement or any other agreements referred to herein. Without limiting the foregoing, Company specifically acknowledges that the Buyer has made no representations that it is a "long term" investor in the Company, or that it intends to hold the Preferred Stock or shares of stock in the Company (obtained by conversions


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of the Preferred Stock) for any period beyond that which is required under the
Securities Act. Company further acknowledges that the Buyer may hedge the shares of stock in the Company prior to or after the conversions of any of the Preferred Stock, provided that such hedging is done in compliance with the Securities Act, Securities Exchange Act, any rules applicable to securities traded on the OTC - Bulletin Board (if applicable) and the express terms of this Agreement, the Certificate of Designation for the Preferred Stock and the Registration Rights Agreement.

                  r. BROKERS FEE. The Company represents that it neither is nor will be obligated for any finders' fee or commission nor is it aware of any such fee or commission payable in connection with this transaction other than as set forth on the Joint Escrow Instructions (attached hereto as Annex II). The Company agrees to indemnify and to hold harmless the Buyer from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, partners, employees, or representatives is responsible.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company and its legal counsel, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the Preferred Stock and, until such time as the Common Stock has been issued or resold pursuant to an effective registration statement under the 1933 Act as contemplated by the Registration Rights Agreement and sold pursuant to an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY

                  STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                  c. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

                  d. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

                  e. REPORTING STATUS. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                  f. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Preferred Stock) for general capital purposes and, without limiting the foregoing, shall not, directly or indirectly, use any of such proceeds for investment in any other affiliate which is not majority owned by the Company.

                  g. FUTURE PURCHASES. (i) Pursuant to Section 4.g. of that certain Securities Purchase Agreement, dated as of March 3, 2000, by and between the Company and Buyer (the "March Purchase Agreement"), Buyer agreed to purchase Additional Common Stock (as defined in Section 4.g. of the March Purchase Agreement) for an aggregate purchase price of up to $10,000,000.

                  (ii) Within three (3) business days after the Effective Date of a Registration Statement covering both (A) the Registrable Securities applicable to both the Tranche I Preferred (and Warrants issued in connection therewith) and the Tranche II Preferred (and the Warrants issuable in connection therewith) and (B) the Registrable Securities applicable to the preferred stock and warrants purchased pursuant to the March Purchase Agreement, the Company shall give a notice (the "Tranche II Notice") to the Buyer, with a copy to the Escrow Agent, stating that said Registration Statement has been declared effective. The date of the Tranche II (the "Tranch II Closing Date") shall be five (5) business days after the date of the Tranche II Notice. If the Tranch II Notice is not delivered to Buyer within 180 days after the date of this Agreement, the Buyer's obligation to purchase the Tranche II Preferred shall terminate.

                  (iii) Except as specifically provided in this Section 4(g), the purchase and sale of Tranche II Preferred shall be conducted as if it were the transactions referred to in the Transaction Agreements (other than this Section 4(g)). By way of illustration, and not in limitation, of the foregoing, each of the Company and the Buyer shall be deemed to have made all of the representations, warranties and covenants set forth in the Transaction Agreements as of the Tranche II Closing Date, all of the closing conditions set forth in Sections 8 and 9 shall be satisfied and the terms of the Registration Rights Agreement will apply to the Tranche II Preferred and the related Warrants.

                  (iv) It shall be a condition to the Buyer's obligation to purchase the Tranche II Preferred that, as of both the Tranche II Notice Date and the Tranche II Closing Date, (A) the Registration Statement required to be filed under the Registration Rights Agreement for all of the Registrable Securities referred to in subsection (ii) above shall have been declared effective and shall continue to be effective (and the Company's issuance of the Tranche II Preferred shall constitute the Company's confirmation thereof as of such date), (B) the representations and warranties of the Company contained in
Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the Tranche II Preferred shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the initial Closing Date through and including the Tranche II Closing Date (and the Company's issuance of the Tranche II Preferred Stock shall constitute the Company's making such representation and warranty as of such date) and (C) the Company shall cause its legal counsel to issued an opinion letter substantially in the form of Annex III hereto.

                  (v) Except to the extent specifically contemplated by the provisions of this Section 4(g), the closing of each Additional Tranche shall be conducted upon the same terms and conditions as those applicable to the closing held on the initial Closing Date.

                  (vi) The Buyer's obligation to purchase Tranche II Preferred pursuant to this Section 4(g) shall be subject to the provisions of Section 2.i.

                  (vii) As of each Additional Closing Date, the Common Stock shall be listed and traded on a national exchange, the "NASDAQ - Small Cap" or "OTC - Bulletin Board."

                  h. CERTAIN AGREEMENTS. (i) The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until one hundred eighty (180) days after the Effective Date (as defined below).

                  (ii) The provisions of subparagraph (h)(i) will not apply to
(w) Common Stock issued as "restricted stock" as defined in SEC Rule 144, provided the holder thereof holds such Common Stock for at least one year from the date of issuance; (x) a secondary public offering of shares of Common Stock at market; (y) an offering of convertible debentures or preferred stock at market or above; or (z) the issuance of securities (other than for cash) in connection with a merger, consolidation, sale of assets, disposition or the exchange of the capital stock for assets, stock or other joint venture interests; provided, such securities would not be included in the Registration Statement relating to the Shares and a registration statement in respect of such stock shall not be filed prior to sixty (60) days after the Effective Date.

                  (iii) The term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as defined in the Registration Rights Agreement).

                  (iv) In the event the Company breaches the provisions of this Paragraph 4(h), the Conversion Price shall be amended to be the lessor of (i) 70% of the five (5) day average closing bid price for the five (5) consecutive days immediately prior to the Conversion Notice, (ii) the five (5) day average closing bid price for the five (5) consecutive days prior to Closing, and Buyer may, within thirty (30) days after it receives written notice of such breach from the Company, require the Company to immediately redeem all outstanding Preferred Stock in accordance with Section 4(k)(y).

                  i. AVAILABLE SHARES. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock equal to two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion of all of the outstanding Preferred Stock, and the exercise of the Warrants (as defined below).

                  j. WARRANTS. The Company agrees to issue to Buyer at the Closing for (i) Tranche I, transferable divisable warrants with a "cashless" exercise provision, for 50,000 shares of Common Stock (the "Tranche I Warrants"), and (ii) Tranche II, transferable divisable warrants with a "cashless" exercise provision (the "Tranche II Warrants"), for that number of shares of Common Stock determined by (A) dividing 500,000 by an amount equal to 120% of the closing bid price of the Common Stock on the Closing Date (for Tranche II), and rounding, if necessary, to the nearest whole number, and (B) multiplying the result so obtained by 0.15. The Tranche I Warrants and the Tranche II Warrants are sometimes hereinafter collectively referred to as the "Warrants." The Tranche I Warrants shall bear an exercise price of $3.00 per shares and the Tranche II Warrants shall bear an exercise price per share equal to 120% of the closing bid price of the Common Stock on the Closing Date (for Tranche II). The Warrants shall be exercisable immediately upon issuance, and for a period of five (5) years thereafter, in the form annexed hereto as ANNEX VI, together with piggy-back registration rights, and demand registration rights under the Registration Rights Agreement.

                  k. LIMITATION ON ISSUANCE OF SHARES. The Certificate of Designation for the Preferred Stock shall provide that the Company shall take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock without violating the "Cap Regulations". If despite taking such steps, the Company is limited in the number of shares of Common Stock it may issue by the "Cap Regulations," to the extent that the Company cannot issue such shares of Common Stock, due upon a Notice of Conversion, without violating the Cap Regulations, the Company shall immediately notify Buyer the number of shares of the Preferred Stock which are not convertible as a result of said Cap Regulations (the "Unconverted Preferred

Stock") and within five (5) business days of the applicable Notice of Conversion redeem the Unconverted Preferred Stock for an amount in cash (the "Redemption Amount") equal to the "Economic Benefit" of such Unconverted Preferred Stock. "ECONOMIC BENEFIT" for purposes of this Section 4.k. shall mean the dollar value derived if such Unconverted Preferred Stock were converted into Common Stock as set forth in the Notice of Conversion and the Common Stock was sold on the date of the Notice of Conversion at the closing bid price of the Common Stock on the date of the Notice of Conversion. The Certificate of Designation for the Preferred Stock shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Buyer. The provisions of this section are not intended to limit the scope of the provisions otherwise included in the Certificate of Designation.

                  L. RIGHT OF FIRST REFUSAL, SPECIAL DILUTION PROTECTION.

                  (i) The Company covenants and agrees that if during the period from the date hereof through and including the date which is one hundred twenty
(120) days after the Effective Date of the First Registration Statement, the Company offers to enter into any transaction (a "New Transaction") for the sale of securities convertible into Company's Common Stock (or issues shares of Common Stock with a "reset" provision whereby the Company issues additional Common Stock depending on the future per share price of the Common Stock), the Company shall notify the Buyer in writing of all of the terms of such offer (a "New Transaction Offer"). The Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the fifth business day after the Buyer's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

                  (ii) If, and only if, the Buyer does not exercise the Right of First Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on the terms specified in the New Transaction Offer within thirty (30) days of the Right of First Refusal Expiration Date.

                  (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First Refusal and the preceding terms of this paragraph (l) shall apply with respect to such changed terms.

                  (iv) If there is more than one Buyer signatory to this Agreement, the preceding provisions of this paragraph (l) shall apply pro rata among them (based on their relative Buyer's Allocable Shares), except that, to the extent any such Buyer does not exercise its Right of First Refusal in full (a "Declining Buyer"), the remaining Buyer or Buyers who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Buyer's Allocable Shares, if more than one) to exercise all or a portion of such Declining Buyer's unexercised Right of Refusal. Nothing in this paragraph (l) shall be deemed to permit a transaction not otherwise permitted by subparagraph (g)(i), as modified by the provisions of subparagraph (g)(ii).

                  (v) In the event the New Transaction is consummated with such other third party on terms providing for (x) either a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) than provided in the Certificate of Designation for determining the Conversion Rate or a lower Base Price (howsoever defined or computed) and/or (y) the issuance of warrants at an exercise price lower than that provided in the Warrants, the terms of any unissued or unconverted Preferred Stock or any unissued or unexercised Warrants shall be modified to reduce the relevant Conversion Rate, Base Price or Warrant exercise price to be equal to that provided in the New Transaction as so consummated.

                  m. REIMBURSEMENT. If (i) any Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which such Buyer is a named party, the Company will pay such Buyer the charges, as reasonably determined by such Buyer, for the time of any officers or employees of such Buyer devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyers and any such Affiliate and any such Person. The Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Buyer.


                  5. TRANSFER AGENT INSTRUCTIONS.

                   a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion (as defined in the Certificate of Designation) to the Company and delivering within three (3) business days thereafter, the original Notice of Conversion, together with the original share certificate, by express courier.

                           (ii) The term "Conversion Date" means, with respect
to any conversion elected by the holder of the Preferred Stock after the Effective Date, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date. The Conversion Date for any mandatory conversion at maturity shall be the Maturity Date of the Preferred Stock.

                           (iii) The Company shall, at its expense, take all
actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Shares issuable upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three
(3) business days after receipt by the Company of the later of (i) receipt by the Company of the copy of the original Notice of Conversion and share certificate, and (ii) the Conversion Date (the "Delivery Date").

                  c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer in the event that due entirely to the Company's failure to issue and deliver the Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days from Delivery Date):


                                                           Late Payment For Each $10,000
                                                          of Preferred Stock Liquidation
                           No. Business Days Late             Amount Being Converted
                           ----------------------         ------------------------------
                                    1                             $100
                                    2                             $200
                                    3                             $300
                                    4                             $400
                                    5                             $500
                                    >5                            $500 +$200 for each Business
                                                                  Day Late beyond 5 days from
                                                                  The Delivery Date


                  The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages or to cause the Company to redeem the Preferred Shares as provided below for the Company's actions or inactions resulting in the transfer agent's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails to deliver such shares of Common Stock within five (5) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion. In the event the Company's actions or inactions result in the transfer agent's failure to issue and deliver the Common Stock to the Buyer within ten (10) days after the Delivery Date, Buyer may, at its option, require the Company (without limiting its other remedies hereunder) to immediately redeem all outstanding Preferred Stock in accordance with Section 4(k)(y).

                  d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of the Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder made after a Conversion Date (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Buyer in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000. The remedies set forth in paragraphs 5(c) and (d) shall be cumulative.

                  e. In lieu of delivering physical certificates representing the unlegended securities issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  f. The original certificate representing the Preferred Stock shall be delivered by the Buyer to the Company simultaneous with the final Notice of Conversion.

                  6. DELIVERY INSTRUCTIONS.

                  The Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, no later than on the Closing Date.

                  7. CLOSING DATE.

                  (i) The closing of the issuance and sale of the Preferred Stock shall occur on the date (the "Closing Date") which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer.

                  (ii) The closing of the purchase and issuance of Preferred Stock shall occur on the Closing Date, at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, PST, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

                  (iii) Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property (as defined in the Escrow Agreement) only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

                  8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Buyer understands that the Company's obligation to sell the Preferred Stock on the Closing Date and to the Buyer pursuant to this Agreement is conditioned upon:

                  a. The receipt and acceptance by the Buyer of this Agreement as evidenced by execution of this Agreement by the Buyer for One Million Five Hundred Thousand Dollars ($1,500,000) in principal amount of the Preferred Stock;

                  b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Tranche I Preferred in accordance with Section 1(c) hereof (less $1,000,000 previously delivered to Company by Buyer);

                  c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date, and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date;

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date is conditioned upon:

                  a. Acceptance by the Company of this Agreement for the sale of Preferred Stock, as indicated by execution of this Agreement;

                  b. Delivery by the Company to the Escrow Agent of the appropriate Preferred Stock in accordance with this Agreement;

                  c. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date and as to Preferred Stock, the conditions set forth in Paragraph 4g; and

                  d. On the Closing Date, Buyer having received (i) an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in ANNEX III attached hereto, (ii) the Registration Rights Agreement annexed hereto as ANNEX IV and the Warrants.

                  e. No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents.

                  f. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange, NASDAQ/Small Cap, or Bulletin Board, as applicable, shall not have been suspended or limited, nor shall minimum prices been established for securities traded on NASDAQ/Small Cap or Bulletin Board, as applicable, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock.


                  10. GOVERNING LAW;  MISCELLANEOUS.

                  a. This Agreement and all agreements entered into in connection herewith shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Buyer shall be brought and maintained exclusively in the state or Federal courts of the State of California, sitting in the City of Los Angeles. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of California for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of California. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the related agreements entered into in connection herewith.

                  b. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  c. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                   f. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  h. Except as otherwise set forth herein, all costs and expenses, including reasonable attorneys' fees, incurred by the Buyer in the enforcement of this Agreement or any agreements related thereto, shall be paid by the Company upon demand.

                  11. NOTICES. Any notice or communication required or permitted by this Agreement shall be given in writing addressed as follows:

         COMPANY:          Mobile P.E.T. Systems, Inc.
                           2240 Shelter Island Drive
                           San Diego, CA  92106
                           ATTN: CEO
                           Telephone No.: (619) 226-6738
                           Telecopier No.: (619) 226-6889

                           with a copy to:

                           John Mann, Esq.
                           1330 Post Oak Boulevard, Suite 2800
                           Houston, Texas  77056
                           Telephone: (713) 622-7114
                           Facsimile: (713) 622-8281

         BUYER: At the address set forth on the signature page of this Agreement.

         ESCROW AGENT:     Law Offices of Michael S. Rosenblum
                           1875 Century Park East, Suite 700
                           Los Angeles, CA  90067
                           Telecopier No. (310) 286-3010
                           Telephone No. (310) 286-2100

All notices shall be served personally by telecopy, by telex, by overnight express mail service or other overnight courier, or by first class registered or certified mail, postage prepaid, return receipt requested. If served personally, or by telecopy, notice shall be deemed delivered upon receipt (provided that if served by telecopy, sender has written confirmation of delivery); if served by overnight express mail or overnight courier, notice shall be deemed delivered forty-eight (48) hours after deposit; and if served by first class mail, notice shall be deemed delivered seventy-two (72) hours after mailing. Any party may give written notification to the other parties of any change of address for the sending of notices, pursuant to any method provided for herein.

                  12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and the Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NUMBER OF SHARES OF PREFERRED STOCK TO BE PURCHASED:          30*

AGGREGATE PURCHASE PRICE OF SUCH PREFERRED STOCK:    $1,500,000*
*20 shares in the Tranche I Closing and 10 shares in the Tranche II Closing

                             SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf as of this 25th day of September, 2000.


                                       Printed Names of Buyers

                                       By: See Annexed
                                       -------------------------------------
                                       (Signature of Authorized Person)


                                       -------------------------------------
                                       Printed Name and Title

 As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

MOBILE P.E.T. SYSTEMS, INC., a Delaware corporation

By:       /s/ Paul Crowe
         -----------------------------
          President/CEO
Title:   -----------------------------

Date:     September 25, 2000
         -----------------------------

                             ANNEX TO SIGNATURE PAGE



AMOUNT            SHARES

$1,500,000        30                        York, LLC, a Cayman Islands
                                            limited liability company


                                            By:
                                               ---------------------------------
                                                           Manager

ADDRESS:   c/o Thomson Kernaghan & Co.
           365 Bay Street, Suite 1000, 10th Fl.
           Toronto, Ontario M5H 2V2
           Telephone No.:  (416) 860-4160
           Telecopier No.: (416) 860-8313